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                                                                      EXHIBIT 22


                                  EXHIBIT 22

                          SUBSIDIARIES OF THE COMPANY



Name                                                   State of Incorporation

ART Holdings Corporation
f/k/a Acumenics Research & Technology, Inc.            Maryland

Advanced Biosystems, Inc.                              Delaware

Aerospace Sciences, Inc.                               Virginia

Avenue Technologies, Inc.                              Virginia

Engineering and Information Services, Inc.             Virginia

Performance Engineering Network, Inc.                  Delaware

SyCom Services, Inc.                                   Delaware

Vail Research and Technology Corporation               Maryland

Hadron - CPD, Inc. (inactive)                          Virginia

P.E.N. Acquisition Corporation (inactive)              Virginia

Telcom International, Inc. (inactive)                  Delaware

Applied Graphics Corporation (inactive)                Maryland

Compulaser, Inc. (inactive)                            Delaware

Digitcom, Inc. (inactive)                              Ohio

G.E. Boggs and Associates, Inc. (inactive)             Maryland